UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

FIRST HORIZON NATIONAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

FIRST HORIZON NATIONAL CORPORATION
ANNUAL MEETING

April 29, 2014
10:00 a.m. Central time

FIRST TENNESSEE BUILDING
M-Level Auditorium
165 Madison Avenue
Memphis, TN 38103

Directions to the Annual Meeting
can be obtained by contacting our
Community Relations office at 866-365-4313.

Important Notice of Availability of Proxy Materials for the
Shareholder Meeting to be Held on April 29, 2014.

Notice is hereby given that the Annual Meeting of Shareholders of First Horizon National Corporation will be held at the First Tennessee Building, M-Level Auditorium, 165 Madison Avenue, Memphis, TN on April 29, 2014 at 10:00 a.m. Central time.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement, Proxy Card and Annual Report are available at   http://ir.fhnc.com/annual-proxy.cfm

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 16, 2014, to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

The Board of Directors recommends that you vote FOR the following proposals:

1.	Election of eleven directors to serve until the 2015 Annual Meeting of Shareholders:
	01	Robert B. Carter	05	Vicky B. Gregg	09	Vicki R. Palmer
	02	John C. Compton	06	D. Bryan Jordan	10	Colin V. Reed
	03	Mark A. Emkes	07	R. Brad Martin	11	Luke Yancy III
	04	Corydon J. Gilchrist	08	Scott M. Niswonger
2.	Approval of an advisory resolution to approve executive compensation.
3.	Ratification of appointment of KPMG LLP as auditors.

THIS IS NOT A FORM FOR VOTING

You may immediately vote your shares on the Internet at:

  www.proxypush.com/fhn

—	Use the Internet to vote your shares until 12 p.m. (CT) on April 27, 2014 (for shares held in the First Horizon National Corporation Savings Plan) or April 28, 2014 (for all other shares).

—	Please have this Notice and the last four digits of your Social Security number or Tax Identification number available. Follow the instructions to vote your shares.

Your Internet vote authorizes the named proxies and/or the trustee of the First Horizon National Corporation Savings Plan to vote your shares in the same manner as if you marked, signed and returned your proxy/voting instruction card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via:

Internet/Mobile – Access the Internet and go to www.investorelections.com/fhn . Follow the instructions to log in and order copies.

Telephone – Call us free of charge at 1-866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies.

Email – Send us an email at paper@investorelections.com with “fhn Materials Request” in the subject line. The email must include:

—	The 11-digit control # located in the box in the upper right hand corner on the front of this notice.

—	Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials.

—	If you choose email delivery you must include the email address.

—	If you would like this election to apply to delivery of material for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security number or Tax ID number in the email.

Important Information about the Notice of Internet Availability of Proxy Materials

This Notice of Internet Availability of Proxy Materials (Notice) is provided to shareholders in place of the printed materials for the upcoming annual shareholder meeting.

Information about the Notice:

In 2007, the Securities and Exchange Commission adopted a voluntary rule permitting Internet-based delivery of proxy materials. Companies can now send notices rather than printed proxy materials to shareholders. This may help lower mailing, printing and storage costs for the company, while minimizing environmental impact. This Notice contains specific information regarding the meeting, proposals and the Internet site where the proxy materials may be found.

To view the proxy materials online:

Please refer to the instructions in this Notice on how to access and view the proxy materials online, including the proxy card, annual report and proxy statement.

To receive paper copies of the proxy materials:

Please refer to the instructions in this Notice on how to request hard copies of proxy materials via phone, email or Internet.